UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Stabilis Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3410234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________

Amended and Restated Stabilis Solutions, Inc. 2019 Long Term Incentive Plan
(Full title of the Plan)
________________________
Westervelt T. Ballard, Jr.
11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Copies to:
Joel Bernstein, Esq.
2509 NW 63rd Street, Suite 300
Boca Raton, Florida 33496
(305) 409-4500
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	2,325,000 shares	$5.6727	$13,189,028	$1,223

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities which become issuable under the above named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without receipt of consideration that increases the outstanding number of shares of our Common Stock.
(2)    Represents 2,325,000 shares of Common Stock authorized and available for issuance under the Amended and Restated Stabilis Solutions, Inc. 2019 Long Term Incentive Plan (the “2019 Plan”). The shares are in addition to the 1,675,000 shares previously registered on Form S-8 (Registration Nos. 333-235489).
(3)    This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the close price for the registrant’s Common Stock as reported by The NASDAQ Stock Market LLC on November 26, 2021.

Registration of Additional Shares

Stabilis Solutions, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 2,325,000 shares of its common, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Amended and Restated Stabilis Solutions, Inc. 2019 Long Term Incentive Plan, which was approved by the shareholders of the Company at its 2021 Annual Meeting of Shareholders on September 14, 2021.

Pursuant to General Instruction E of Form S-8 this registration statement hereby incorporates by reference herein the contents of the earlier Registration Statement on Form S-8 filed by the Registrant on December 13, 2019 (Registration Nos. 333-235489).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission by the registrant are incorporated by reference into this registration statement:

(a)    The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which contain the registrant's audited financial statements for the registrant's last completed fiscal year and which was filed with the Commission on March 16, 2021;

(b)    The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

(c)    The registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2021, March 11, 2021, April 13, 2021, April 20, 2021, April 26, 2021, May 6, 2021, June 1, 2021, August 4, 2021, August 24, 2021, September 15, 2021, October 26, 2021, November 4, 2021 and November 10, 2021; and

(d)    The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A filed with the Commission on April 26, 2021.
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed October 15, 2020)

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by Reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed September 18, 2020)

4.3	Amended and Restated Stabilis Solutions, Inc. 2019 Long Term Incentive Plan (Incorporated by Reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K Filed September 15, 2021.

5.1	*Opinion of Joel Bernstein, Esq.
23.1	*Consent of Independent Registered Public Accounting Firm

23.2	*Consent of Joel Bernstein, Esq. (contained in Exhibit 5.1)

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, this 30th day of November 2021.

STABILIS SOLUTIONS, INC.

By:

/s/ Westervelt T. Ballard, Jr.
Westervelt T. Ballard, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 30, 2021.

Signature	Title

/s/ J. Casey Crenshaw	Chairman of the Board
J. Casey Crenshaw

/s/ Westervelt T. Ballard, Jr.	President, Chief Executive Officer and Director
Westervelt T. Ballard, Jr.	(Principal Executive Officer)

/s/ Andrew L. Puhala	Senior Vice President and Chief Financial Officer
Andrew L. Puhala	(Principal Financial Officer and
Principal Accounting Officer)

/s/ James G. Aivalis	Director
James G. Aivalis

/s/ Benjamin J. Broussard	Director
Benjamin J. Broussard

/s/ Stacey B. Crenshaw	Director
Stacey B. Crenshaw

/s/ Edward L. Kuntz	Director
Edward L. Kuntz

/s/ Peter C. Mitchell	Director
Peter C. Mitchell

/s/ Matthew W. Morris	Director
Matthew W. Morris